Exhibit 99.1

Teradyne Announces Third Quarter 2006 Results

BOSTON—(BUSINESS WIRE)—October 18, 2006—Teradyne, Inc. reported sales of $359 million for the third quarter of 2006. Net income in the quarter was $60.6 million, or $0.31 per share. Net income from continuing operations in the quarter was $64.5 million, or $0.33 per share on a GAAP basis, and $46.0 million, or $0.24 per share on a non-GAAP basis. Bookings for the third quarter were $239 million.

“We had another solid quarter of financial performance with strong gross margins and record cash flow,” said Mike Bradley, Teradyne president and CEO. “After almost two years of expansion, our customers have pulled back as expected. However, with more than 1,000 FLEX systems installed at customers, and with tight cost controls in place, we are well positioned for the next phase of industry growth.”

Sales in the fourth quarter of 2006 are expected to be between $255 million and $275 million, with earnings per diluted share between $0.01 and $0.05.

During the third quarter of 2006, Teradyne repurchased 8.5 million shares of its common stock for $110 million under its previously announced Stock Repurchase Program.

In addition, on October 16, 2006, Teradyne paid off the outstanding balance, approximately $261 million aggregate principal amount, of its 3.75% Senior Convertible Notes due 2006 in accordance with the terms of the indenture governing the notes.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain charges. These results are provided as a complement to results provided in accordance with GAAP. Teradyne reports non-GAAP results in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate Teradyne’s baseline performance before gains, losses or other charges that are considered by management to be outside Teradyne’s ongoing operating results. Teradyne believes these non-GAAP measures will aid investors’ overall understanding of its results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how Teradyne plans and measures its own business. A reconciliation of each GAAP to non-GAAP financial measure discussed in this press release is contained in the attached Exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

Conference Call/Webcast

A conference call to discuss third quarter 2006 results, along with management’s outlook, will be held at 10 a.m. EDT, Thursday, October 19, 2006. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 1-800-642-1687. The replay number outside the U.S. & Canada is 1-706-645-9291. The pass code for both numbers is 8230256. A replay will also be available on the Teradyne web site www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and web site through November 2, 2006.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2005, Teradyne had sales of $1.08 billion, and currently employs about 4,000 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

This release contains forward-looking statements regarding expected future revenues and earnings, future market conditions and business prospects. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions (including market demand for electronics and downturns in the semiconductor industry); the historically cyclical nature and volatility of the markets that we serve; the “hockey-stick” pattern of sales resulting in a disproportionately large percentage of total quarterly sales occurring in the last month and weeks of each quarter; the decision by customers to cancel or defer orders that previously had been accepted; reduced bookings; reductions or delays in capital investment by our customers; competitive pressures (including pricing and gross margin pressures); the risks of operating internationally (including political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets); disruptions, delays or shortages in an adequate supply of raw materials, components or internal and external manufacturing capability; disruptions or delays in our supply chain; incoming quality of components or raw materials; insufficient or excess inventory; the effectiveness of our implementation of cost cutting and expense control measures (including facility consolidations, the centralization of certain shared services, seeking lower prices from suppliers and the outsourcing of selected manufacturing, information technology and engineering activities); the risks of potential environmental liability; any material litigation against Teradyne; the ability to attract and retain key employees; war or the threat of terrorist attacks; and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the fiscal year ended December 31, 2005 and our periodic reports on Forms 10-Q and 8-K.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2006

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Nine Months Ended:
	October 1, 2006	July 2, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Net Revenues	$359,122	$391,635	$293,573	$1,113,671	$730,081
Cost of Revenues (1) (2)	183,831	198,576	204,417	574,683	478,484

Gross Profit	175,291	193,059	89,156	538,988	251,597
Operating Expenses:
Engineering and Development (1)	53,289	53,581	53,699	159,064	173,245
Selling and Administrative (1)	71,774	75,587	62,639	219,546	191,835
Restructuring and Other Charges, net (3)	(15,118)	(19,702)	13,796	(35,917)	28,037

Operating Expenses	109,945	109,466	130,134	342,693	393,117
Income/(Loss) From Operations	65,346	83,593	(40,978)	196,295	(141,520)
Interest Income	12,453	11,659	3,972	33,595	12,218
Interest Expense	(3,518)	(3,470)	(4,059)	(10,359)	(12,646)

Income/(Loss) From Continuing Operations Before Income Taxes	74,281	91,782	(41,065)	219,531	(141,948)
Income Tax Expense	9,830	9,377	2,788	27,762	8,134

Net Income/(Loss) From Continuing Operations	64,451	82,405	(43,853)	191,769	(150,082)
(Loss)/Income From Discontinued Operations (net of income tax provision of $3,886, $0, $239, $3,886, and $1,058 respectively)	(3,886)	—	8,475	(3,886)	16,668

Net Income/(Loss)	$60,565	$82,405	$(35,378)	$187,883	$(133,414)

Net Income/(Loss) per Common Share from Continuing Operations:
Basic	$0.33	$0.42	$(0.22)	$0.98	$(0.77)

Diluted (4)	$0.33	$0.40	$(0.22)	$0.96	$(0.77)

Net Income/(Loss) per Common Share:
Basic	$0.31	$0.42	$(0.18)	$0.96	$(0.68)

Diluted (4)	$0.31	$0.40	$(0.18)	$0.94	$(0.68)

Shares used in calculation of Net Income/(Loss)per Common Share—Basic	193,563	198,243	196,835	196,608	196,070

Shares used in calculation of Net Income/(Loss)per Common Share—Diluted (4)	204,551	210,356	196,835	208,585	196,070

Gross Orders	$239,153	$405,662	$301,137	$1,009,370	$792,960

Net Orders	$239,153	$403,682	$299,867	$1,006,932	$799,866

(1) Includes the following amounts related to stock-based compensation:

	October 1, 2006	July 2, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Cost of Revenues	$1,165	$1,184	$—	$3,508	$—
Engineering and Development	1,902	1,932	—	5,725	—
Selling and Administrative	3,067	3,117	—	9,233	—

	$6,134	$6,233	$—	$18,466	$—

(2) Cost of revenues includes an inventory provision of $8 million in the nine months ended October 1, 2006 and $38.5 million in the three and nine months ended October 2, 2005, respectively, for non-FLEX products in the Semiconductor Test Division.

(3) Restructuring and Other Charges, net consists of:
	Quarter Ended:			Nine Months Ended:
	October 1, 2006	July 2, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Gain on Sale of Real Estate	$(16,583)	$(21,736)	$—	$(38,319)	$(4,445)
Severance	1,038	2,422	11,818	3,527	18,393
Facility Related	447	(182)	—	(821)	3,207
Gain on Sale of Product Lines	(20)	(157)	(458)	(406)	(1,316)
Long-Lived Asset Impairment	—	—	—	50	8,331
Divestiture-Related Fees	—	—	1,596	—	3,078
Other	—	(49)	840	52	789

	$(15,118)	$(19,702)	$13,796	$(35,917)	$28,037

(4) Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter.

	Quarter Ended:			Nine Months Ended:
	October 1, 2006	July 2, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Shares included in diluted shares	10,367	10,962	—	10,873	—
Net interest expense added back to net income	$2,562	$2,629	$—	$7,945	$—

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	October 1, 2006	December 31, 2005
Assets
Cash and Cash Equivalents	$755,033	$340,699
Marketable Securities	65,051	354,042
Accounts Receivable	231,779	232,462
Inventories	96,276	142,706
Other Current Assets	23,574	25,033

	1,171,713	1,094,942
Net Property, Plant and Equipment	370,565	421,286
Long-term Marketable Securities	326,181	232,952
Goodwill	69,147	69,147
Intangible and Other Assets	38,756	41,405

	$1,976,362	$1,859,732

Liabilities
Current Portion of Long-term Debt (1)	$261,000	$300,282
Accounts Payable	63,462	48,012
Accrued Employees’ Compensation and Withholdings	74,990	81,670
Deferred Revenue and Customer Advances	38,803	31,477
Other Accrued Liabilities	55,172	50,820
Income Taxes Payable	28,339	3,234

	521,766	515,495
Pension Liability	39,202	57,106
Other Long-term Debt	—	1,819
Other Long-term Liabilities	50,028	42,646

	610,996	617,066
Shareholders’ Equity	1,365,366	1,242,666

	$1,976,362	$1,859,732

(1)	On October 16, 2006, the entire balance of the convertible debt of $261 million was repaid.

GAAP to Non-GAAP Earnings Reconciliation

References by the Company to non-GAAP income from continuing operations and non-GAAP earnings per share refer to net income or earnings per share excluding restructuring and other charges, net, and certain inventory provisions. GAAP requires that these costs and charges be included in determining Net Income/(Loss) and Net Income/(Loss) per share. Non-GAAP net income from continuing operations (which is the basis for non-GAAP earnings per share) gives an indication of Teradyne’s baseline performance before gains, losses or other charges that are considered by management to be outside the Company’s ongoing operating results. The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses and credits, through providing a level of disclosure that will help investors understand how the Company plans and measures its own business. However, the presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for, or superior to, financial information provided in accordance with GAAP.

	Quarter Ended:						Nine Months Ended:
	October 1, 2006		July 2, 2006		October 2, 2005		October 1, 2006		October 2, 2005
(in millions, except per share data)
Gross Margin—GAAP	$175.3	48.8%	$193.1	49.3%	$89.2	30.4%	$539.0	48.4%	$251.6	34.5%
Inventory charge (1)	—		—		38.5		8.0		38.5

Gross Margin—Non-GAAP	$175.3	48.8%	$193.1	49.3%	$127.7	43.5%	$547.0	49.1%	$290.1	39.7%
Net Income/(Loss) from Continuing Operations—GAAP	$64.5	17.9%	$82.4	21.0%	$(43.9)	-14.9%	$191.8	17.2%	$(150.1)	-20.6%
Inventory charge (1)	—		—		38.5		8.0		38.5
Restructuring and Other Charges, net (2)	(15.1)		(19.7)		13.8		(35.9)		28.0
Profit sharing adjustment (3)	0.2		0.2		—		(0.4)		—
Tax Benefit from gain on disposal of TCS (4)	(3.9)		—		—		(3.9)		—
Income tax adjustment (5)	0.3		0.4		(0.2)		0.5		(0.5)

Net Income/(Loss) from Continuing Operations—non-GAAP	$46.0	12.8%	$63.3	16.2%	$8.2	2.8%	$160.1	14.4%	$(84.1)	-11.5%

GAAP Net Income/(Loss) from Continuing Operations per Common Share—Basic	$0.33		$0.42		$(0.22)		$0.98		$(0.77)

Non-GAAP Net Income/(Loss) from Continuing Operations per Common Share—Basic	$0.24		$0.32		$0.04		$0.81		$(0.43)

Shares used in calculation of Net Income/(Loss) per Common Share—Basic	193.6		198.2		196.8		196.6		196.1

GAAP Net Income/(Loss) from Continuing Operations per Common Share—Diluted (6)	$0.33		$0.40		$(0.22)		$0.96		$(0.77)

Non-GAAP Net Income/(Loss) from Continuing Operations per Common Share—Diluted (6)	$0.24		$0.31		$0.04		$0.81		$(0.43)

GAAP shares used in calculation of Net Income/(Loss) from Continuing Operations per Common Share—Diluted (6)	204.6		210.4		196.8		208.6		196.1
Non-GAAP shares used in calculation of Net Income/(Loss) from Continuing Operations per Common Share—Diluted (6)	194.2		210.4		198.1		208.6		196.1

(1)	Cost of revenues includes an inventory provision of $8 million in the nine months ended October 1, 2006 and $38.5 million in the three and nine months ended October 2, 2005, respectively, for non-FLEX products in the Semiconductor Test Division.
(2)	Restructuring and Other Charges, net consists of (in millions):

	Quarter Ended:			Nine Months Ended:
	October 1, 2006	July 2, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Gain on Sale of Real Estate	$(16.6)	$(21.8)	$—	$(38.4)	$(4.4)
Employee Severance	1.0	2.4	11.8	3.4	18.4
Facility Related	0.5	(0.2)	—	(0.9)	3.2
Gain on Sale of Product Lines	—	(0.1)	(0.5)	(0.3)	(1.4)
Divestiture-Related Fees	—	—	1.6	—	3.1
Long-Lived Asset Impairment	—	—	—	0.1	8.3
Other	—	—	0.9	0.1	0.8

	$(15.1)	$(19.7)	$13.8	$(36.0)	$28.0

(3)	To adjust the profit sharing calculation in accordance with the profit sharing plan for the non-GAAP items.
(4)	Under GAAP, there was a tax benefit recorded in continuing operations for finalization of the 2005 U.S. tax losses, with an an offsetting tax provision in the gain on sale of TCS included in discontinued operations.
(5)	To adjust the tax provision for the non-GAAP items.
(6)	Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter.

	Quarter Ended:			Nine Months Ended:
	October 1, 2006	July 2, 2006	October 2, 2005	October 1, 2006	October 2, 2005
Shares included in diluted shares	10.4	11.0	—	10.9	—
Net interest expense added back to net income	$2.6	$2.6	$—	$8.0	$—

For press releases and other information of interest to investors, please visit Teradyne’s homepage on the World Wide Web at

http://www.teradyne.com.

Contact:	Teradyne, Inc.

Tom Newman, 617-422-2425

V.P. Corporate Relations